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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2014

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland              001-12690                       22-1890929

(State or other jurisdiction   (Commission    (IRS Employer

of incorporation)    File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07

Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Meeting”) of UMH Properties, Inc. (the “Company”) was held on June 12, 2014.  There were 21,675,375 shares of common stock entitled to vote at the meeting and a total of 19,737,383 shares (91.05%) were represented in person or by proxy at the meeting.  The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of Class II Directors, each to serve until the 2017 annual meeting of shareholders and until his successor is duly elected and qualifies:

Director	For	Against	Broker Non-Votes
Jeffrey A. Carus	11,749,360	210,366	7,777,657
Matthew I. Hirsch	11,786,228	173,498	7,777,657
Richard H. Molke	11,559,458	400,268	7,777,657

Proposal 2 – To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

No. of Votes
For	19,490,181
Against	102,937
Abstain	144,265

Proposal 3 – To approve an advisory resolution to approve the compensation of the Company’s named executive officers, as more particularly described in the Proxy Statement with respect to the Meeting:

No. of Votes
For	11,301,654
Against	480,911
Abstain	177,161
Broker Non-Votes	7,777,657

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  June 13, 2014

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and

Chief Financial Officer

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